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                                                                    EXHIBIT 1.1


                                                                  EXECUTION COPY







                               PURCHASE AGREEMENT


                            CLUB REGINA RESORTS, INC.
                    CR RESORTS CAPITAL, S. DE R. L. DE C. V.




                  100,000 Units consisting in the aggregate of
                            13% Senior Notes due 2004
            and Warrants to Purchase 1,869,962 Shares of Common Stock
                          of Club Regina Resorts, Inc.

                                November 26, 1997




                            JEFFERIES & COMPANY, INC.


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                               PURCHASE AGREEMENT

                   100,000 Units of 13% Senior Notes due 2004

    of Club Regina Resorts, Inc. and CR Resorts Capital, S. de R. L. de C. V.

            and Warrants to purchase 1,869,962 shares of Common Stock

                          of Club Regina Resorts, Inc.


                                                               November 26, 1997


JEFFERIES & COMPANY, INC.
11100 Santa Monica Boulevard
Los Angeles, California  90025

Dear Sirs:

         Club Regina Resorts, Inc., a Nevada corporation ("CR US"), and CR Resorts Capital, a Mexican Sociedad de Responsibilidad Limitada de Capital Variable ("CR Mexico"; together with CR US, the "Issuers"), propose to issue and sell to Jefferies & Company, Inc. (the "Initial Purchaser") 100,000 units (the "Units") consisting in the aggregate of $100,000,000 in aggregate principal amount of their 13% Series A Senior Notes due 2004 (the "Series A Notes") and warrants (the "Warrants") to purchase 1,869,962 shares (the "Warrant Shares") of common stock, par value $.001 per shares (the "Common Stock") of CR US, subject to the terms and conditions set forth herein. The Series A Notes are to be issued pursuant to the provisions of an indenture (the "Indenture"), to be dated as of the Closing Date (as defined below), among the Issuers and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"). The Series A Notes and the Series B Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "Notes." The Warrants will be issued pursuant to a warrant agreement (the "Warrant Agreement"), to be dated the Closing Date, between CR US and IBJ Schroder Bank & Trust Company, as warrant agent (the "Warrant Agent"). The Notes and the Warrants will not be separately tradeable until the earlier to occur of (i) June 1, 1998, (ii) the occurrence of a Change of Control and (iii) such earlier date as may be determined by the Initial Purchaser. The Units, the Notes and the Warrants are collectively referred to herein as the "Securities." Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

         1. OFFERING CIRCULAR.

         The Securities will be offered and sold to the Initial Purchaser pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Issuers have prepared a preliminary offering circular, dated




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November 13, 1997 (the "Preliminary Offering Circular") and a final offering circular, dated November 26, 1997 (the "Offering Circular"), relating to the Securities.

         Upon original issuance thereof, and until such time as the same is no longer required under applicable requirements of the Act, the Units, the Series A Notes, the Warrants and the Warrant Shares (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(k) AS PERMITTING RESALES BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL CLOSING DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) EXCEPT (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A,
     (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT,
     (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS PURCHASING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER


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     AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES
     ACT, SUBJECT TO THE ISSUERS' AND THE [TRUSTEE'S] [WARRANT AGENT'S] RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR
     (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE [TRUSTEE] [WARRANT AGENT].

         2. AGREEMENTS TO SELL AND PURCHASE; ADDITIONAL AGREEMENTS.

            (a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Issuers agree to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Issuers, the Units at a purchase price equal to $96,000,000 (the "Purchase Price").

            (b) In addition, on the Closing Date, (i) the Issuers agree to pay to the Initial Purchaser an advisory fee of $2,000,000 (in addition to any other fees that may be owed to the Initial Purchaser pursuant to the letter agreement dated August 18, 1997 between CR US and the Initial Purchaser), (ii) CR US agrees to issue to the Initial Purchaser 258,450 shares of Common Stock and
(iii) CR US agrees to grant to the Initial Purchaser (or one or more of its designees) warrants to acquire shares of Common Stock at a purchase price equal to the lesser of $7.00 per share or the lowest purchase price for shares of Common Stock issued by CR US in a private placement (other than with respect to transfers by shareholders to William J. Criswell and parties whose rights to purchase shares are related to William J. Criswell, and transfers of shares related to AEW Mexico Company, L.L.C.) after the date hereof and to pay the reasonable out-of-pocket expenses (including reasonable legal fees) incurred in connection with the exercise of such warrants; provided that such warrant shall expire on the earlier of one year from the date hereof and the date CR US closes an initial public offering of its Common Stock; and provided further that such warrants shall have the customary terms and conditions (including such terms and conditions as are applicable to the Warrants to be issued in this transaction, to the extent appropriate). The total number of shares to be issued pursuant to the warrants described in clause (iii) shall be equal to 4,000,000 divided by the exercise price of such warrant (as such exercise price is determined in accordance with clause (iii) and such other terms of such warrants).

         3. TERMS OF OFFERING.

         The Initial Purchaser has advised the Issuers that the Initial Purchaser will make offers (the "Exempt Resales") of the Units purchased hereunder on the terms set forth in the Offering Circular, as amended or supplemented, solely to (i) persons whom the Initial Purchaser reasonably believes to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs"), and (ii) other institutional "accredited investors," as defined in Rule 501(a) (1), (2), (3) or (7) under the Act, that make certain representations and agreements to the Issuers (each, an

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"Accredited Institution") (such persons specified in clauses (i) and (ii) being referred to herein as the "Eligible Purchasers"). The Initial Purchaser will offer the Series A Notes to Eligible Purchasers initially at the price set forth herein. Such price may be changed at any time without notice.

         Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the A/B Exchange Registration Rights Agreement (the "Notes Registration Rights Agreement"), to be dated the Closing Date, in substantially the form of Exhibit A-1 hereto and holders (including subsequent transferees) of the Warrants will have registration rights set forth in the Warrant Shares Registration Rights Agreement (the "Warrant Shares Registration Rights Agreement"), to be dated the Closing Date, in substantially the form of Exhibit A-2 hereto, for so long as such Notes, Warrants or any Warrant Shares constitute "Transfer Restricted Securities" (as defined in each such agreement, respectively). Pursuant to the Notes Registration Rights Agreement, the Issuers will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to the Issuers' 13% Series B Notes due 2004 (the "Series B Notes"), to be offered in exchange for the Series A Notes (such offer to exchange being referred to as the "Exchange Offer") and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Notes Registration Statements") relating to the resale by certain holders of the Series A Notes and to use their best efforts to cause such Notes Registration Statements to be declared and remain effective and usable for the periods specified in the Notes Registration Rights Agreement and to consummate the Exchange Offer. Pursuant to the Warrant Shares Registration Rights Agreement, CR US will agree to file with the Commission, under the circumstances set forth therein, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Warrant Shares Shelf Registration Statement") relating to the exercise of the Warrants and the resale by certain holders of Warrants and Warrant Shares, and to use its best efforts to cause such Warrant Shares Shelf Registration Statement to be declared effective. This Agreement, the Indenture, the Units, the Notes, the Warrant Agreement, the Warrants, the Warrant Shares, the Notes Registrations Right Agreement and the Warrant Shares Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."

         4. DELIVERY AND PAYMENT.

            (a) Delivery of, and payment of the Purchase Price for, the Series A Notes shall be made at the offices of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, NY 10022, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m. New York City time, on December 5, 1997 or at such other time as shall be agreed upon by the Initial Purchaser and the Issuers. The time and date of such delivery and the payment are herein called the "Closing Date."

            (b) One or more Units in definitive global form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate amount corresponding to the aggregate amount of the Units sold pursuant to Exempt Resales to


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Eligible Purchasers (collectively, the "Global Unit"), each such Global Unit consisting of $1,000 aggregate principal amount of Notes in definitive form, registered in the name of Cede & Co., as nominee of DTC (the "Global Note"), and one global Warrant in definitive form to purchase 1,869,962 shares of Common Stock, registered in the name of Cede & Co., as nominee of DTC (the "Global Warrant"), shall be delivered by the Issuers to the Initial Purchaser (or as the Initial Purchaser directs) in each case with any transfer taxes thereon duly paid by the Issuers, against payment by the Initial Purchaser of the purchase price therefor, by wire transfer of immediately available funds to the account of either Issuer or as directed in writing by the Issuers, provided that the Issuers shall give at least two business days' prior written notice to the Initial Purchaser of the information required to effect such wire transfer. In addition, at the request of the Initial Purchaser, the Issuers shall deliver one or more Units in certificated form registered in the name of one or more persons or entities specified by the Initial Purchaser. The Global Unit (as well as any certificated Units) shall be made available to the Initial Purchaser for inspection not later than 9:30 a.m. on the business day immediately preceding the Closing Date.

         5. AGREEMENTS OF THE ISSUERS.

         The Issuers hereby agree with the Initial Purchaser as follows:

            (a) To advise the Initial Purchaser promptly and, if requested by the Initial Purchaser, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Securities for offering or sale in any jurisdiction designated by the Initial Purchaser pursuant to Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 5(c) below that makes any statement of a material fact made in the Preliminary Offering Circular or the Offering Circular untrue or that requires any additions to or changes in the Preliminary Offering Circular or the Offering Circular in order to make the statements therein not misleading. The Issuers shall use their best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Securities under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Securities under any state securities or Blue Sky laws, the Issuers shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

            (b) To furnish the Initial Purchaser and those persons identified by the Initial Purchaser to the Issuers as many copies of the Preliminary Offering Circular and the Offering Circular, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request for the time period specified in
Section 5(c). Subject to the Initial Purchaser's compliance with its representations and warranties and agreements set forth in Section 7 hereof, the Issuers consent to the use of the Preliminary Offering Circular and the Offering Circular, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchaser in connection with Exempt Resales.


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            (c) During such period as in the opinion of counsel for the Initial
Purchaser an Offering Circular is required by law to be delivered in connection with Exempt Resales by the Initial Purchaser and in connection with market-making activities of the Initial Purchaser until consummation of the Exchange Offer (in the case of the Notes) and until the Warrant Shares have been registered pursuant to the Warrant Shares Shelf Registration Statement (in the case of the Warrants), (i) not to make any amendment or supplement to the Offering Circular of which the Initial Purchaser shall not previously have been advised or to which the Initial Purchaser shall reasonably object after being so advised and (ii) to prepare promptly upon the Initial Purchaser's reasonable request, any amendment or supplement to the Offering Circular which may be necessary or advisable in connection with such Exempt Resales or such market-making activities.

            (d) If, during the period referred to in Section 5(c) above, any event shall occur or condition shall exist as a result of which, in the opinion of counsel to the Initial Purchaser, it becomes necessary to amend or supplement the Offering Circular in order to make the statements therein, in the light of the circumstances when such Offering Circular is delivered to an Eligible Purchaser, not misleading, or if, in the opinion of counsel to the Initial Purchaser, it is necessary to amend or supplement the Offering Circular to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to such Offering Circular so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Circular will comply with applicable law, and to furnish to the Initial Purchaser and such other persons as the Initial Purchaser may designate such number of copies thereof as the Initial Purchaser may reasonably request.

            (e) Prior to the sale of all Securities pursuant to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchaser and counsel to the Initial Purchaser in connection with the registration or qualification of the Securities for offer and sale to the Initial Purchaser and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may request and to continue such registration or qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that neither Issuer shall be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Preliminary Offering Circular, the Offering Circular or Exempt Resales, in any jurisdiction in which it is not now so subject.

            (f) So long as the Notes are outstanding, to furnish to the Initial Purchaser as soon as available copies of all reports or other communications furnished by the Issuers to their security holders (including holders of the Notes) or furnished to or filed with the Commission or any national securities exchange on which any class of securities of either Issuer is listed and such other publicly available information concerning the CR US and/or its subsidiaries as the Initial Purchaser may reasonably request.


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            (g) So long as any of the Series A Notes remain outstanding and during any period in which the Issuers are not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available to any holder of Series A Notes in connection with any sale thereof and any prospective purchaser of such Series A Notes from such holder, the information ("Rule 144A Information") required by Rule 144A(d)(4) under the Act.

            (h) To pay or cause to be paid, whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, all expenses incident to the performance of the obligations of the Issuers under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Issuers and accountants of the Issuers in connection with the sale and delivery of the Securities to the Initial Purchaser and pursuant to Exempt Resales, and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Preliminary Offering Circular, the Offering Circular and all amendments and supplements to any of the foregoing (including financial statements), including the mailing and delivering of copies thereof to the Initial Purchaser and persons designated by it in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchaser and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Securities, (iv) all expenses in connection with the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Initial Purchaser in connection with such registration or qualification and memoranda relating thereto), (v) the cost of printing certificates representing the Securities, (vi) all expenses and listing fees in connection with the application for quotation of the Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL"), (vii) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture and the Notes, (viii) the fees and expenses of the Warrant Agent and the Warrant Agent's counsel in connection with the Warrant Agreement and the Warrants, (ix) the costs and charges of any transfer agent, registrar and/or depositary (including DTC), (x) any fees charged by rating agencies for the rating of the Securities, (xi) all costs and expenses of the Exchange Offer and any Registration Statement, as set forth in the Notes Registration Rights Agreement, (xii) all costs and expenses of any Warrant Shares Shelf Registration Statement as set forth in the Warrant Shares Shelf Registration Rights Agreement, and (xiii) and all other costs and expenses incident to the performance of the obligations of the Issuers hereunder for which provision is not otherwise made in this Section.

            (i) To use their best efforts to effect the inclusion of the Securities in PORTAL and to maintain the listing of the Securities on PORTAL for so long as the Securities are outstanding.


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            (j) To obtain the approval of DTC for "book-entry" transfer of the
Securities, and to comply with all of its agreements set forth in the representation letters of the Issuers to DTC relating to the approval of the Securities by DTC for "book-entry" transfer.

            (k) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of either of the Issuers or any warrants, rights or options to purchase or otherwise acquire debt securities of either of the Issuers substantially similar to the Notes (other than (i) the Notes and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of the Initial Purchaser.

            (l) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Units to the Initial Purchaser or pursuant to Exempt Resales in a manner that would require the registration of any such sale of any of the Securities under the Act.

            (m) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury or similar laws against the holders of any Notes.

            (n) To cause the Exchange Offer to be made in the appropriate form to permit the Series B Notes registered pursuant to the Act to be offered in exchange for the Series A Notes and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

            (o) To comply with all of its agreements set forth in the Notes Registration Rights Agreement and the Warrant Shares Registration Rights Agreement.

            (p) To reserve and continue to reserve, so long as any Warrants are outstanding, a sufficient number of shares of Common Stock for issuance upon exercise of the Warrants.

            (q) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Units.

         6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE ISSUERS. As of the date hereof, each of the Issuers represents and warrants to, and agrees with, the Initial Purchaser that:

            (a) No Misstatements or Omissions. The Preliminary Offering Circular and the Offering Circular do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Preliminary Offering Circular or the Offering Circular (or any supplement or amendment thereto) contained in (a) the

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last paragraph of the cover page of the Offering Circular, (b) the first paragraph on page (i) of the Offering Circular and (c) the fifth, sixth and eighth paragraphs under the heading "Plan of Distribution" in the Offering Circular (collectively, the "Initial Purchaser Information"). No stop order preventing the use of the Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

            (b) Organization. Each of CR US and its subsidiaries has been duly incorporated (in the case of subsidiaries that are corporations) or organized (in the case of the subsidiaries that are partnerships), is validly existing as a corporation or partnership (or limited liability company), as applicable, in good standing under the laws of its jurisdiction of incorporation or formation, as applicable, and has the corporate or partnership, as applicable, power and authority (or equivalent power and authority under the laws of Mexico) to carry on its business as described in the Preliminary Offering Circular and the Offering Circular and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation or partnership (or limited liability company), as applicable, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of CR US and its subsidiaries, taken as a whole (a "Material Adverse Effect").

            (c) Capital Stock. All outstanding shares of capital stock of CR US have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights. There are 45,000,000 shares of Common Stock authorized, of which 10,300,000 are issued and outstanding. There are 5,000,000 shares of preferred stock of CR US authorized, of which 37,500 shares of the Class A Redeemable Convertible Preferred Stock are issued and outstanding.

            (d) Subsidiaries. The entities listed on Schedule A hereto are the only subsidiaries, direct or indirect, of CR US. Schedule A identifies the ownership structure of each of CR US's subsidiaries. All of the outstanding shares of capital stock or other equity interests of each of CR US's subsidiaries have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights, except for preemptive rights of direct or indirect subsidiaries of CR US, and, except as noted on Schedule A, are owned by CR US, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a "Lien"). Schedule A identifies the subsidiaries of CR US that are partnerships, the subsidiaries of CR US that are corporations and the subsidiaries of CR US that are limited liability companies.

            (e) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by each Issuer.

            (f) The Indenture. The Indenture has been duly authorized by each Issuer and, on the Closing Date, will have been validly executed and delivered by each Issuer.


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When the Indenture has been duly executed and delivered by each Issuer, the
Indenture will be a valid and binding agreement of each Issuer, enforceable against each Issuer in accordance with its terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) equitable principles of general applicability. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

            (g) The Units. The Units have been duly authorized by each Issuer.

            (h) The Series A Notes. The Series A Notes have been duly authorized and, on the Closing Date, will have been validly executed and delivered by each Issuer. When the Series A Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, the Series A Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of each Issuer, enforceable in accordance with their terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) equitable principles of general applicability. On the Closing Date, the Series A Notes will conform as to legal matters to the description thereof contained in the Offering Circular.

            (i) The Series B Notes. On the Closing Date, the Series B Notes will have been duly authorized by each Issuer. When the Series B Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Series B Notes will be entitled to the benefits of the Indenture and will be the valid and binding obligations of each Issuer, enforceable against each Issuer in accordance with their terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) equitable principles of general applicability.

            (j) The Notes Registration Rights Agreement. The Notes Registration Rights Agreement has been duly authorized by each Issuer and, on the Closing Date, will have been duly executed and delivered by each Issuer. When the Notes Registration Rights Agreement has been duly executed and delivered, the Notes Registration Rights Agreement will be a valid and binding agreement of each Issuer, enforceable against each Issuer in accordance with its terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) equitable principles of general applicability. On the Closing Date, the Notes Registration Rights Agreement will conform as to legal matters to the description thereof in the Offering Circular and (iii) the enforceability of the indemnification and contribution provisions thereof may be limited by federal and state laws governing the enforcement of such provisions.

            (k) The Warrant Agreement. The Warrant Agreement has been duly authorized by each Issuer and, on the Closing Date, will have been validly executed and delivered by each Issuer. When the Warrant Agreement has been duly executed and delivered by each Issuer, the Warrant Agreement will be a valid and binding agreement of each Issuer, enforceable against each Issuer in accordance with its terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) equitable principles of general applicability.

            (l) The Warrants. The Warrants have been duly authorized and, on the Closing Date, will have been validly executed and delivered by each Issuer. When the Warrants have been issued, executed and authenticated in accordance with the provisions of the Warrant Agreement and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, the Warrants will be entitled to the benefits of the Warrant Agreement and will be valid and binding obligations of each Issuer, enforceable in accordance with their terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) equitable principles of general applicability. On the Closing Date, the Warrants will conform as to legal matters to the description thereof contained in the Offering Circular.

            (m) The Warrant Shares Registration Rights Agreement. The Warrant Shares Registration Rights Agreement has been duly authorized by each Issuer and, on the Closing Date, will have been duly executed and delivered by each Issuer. When the Warrant Shares Registration Rights Agreement has been duly executed and delivered, the Warrant Shares Registration Rights Agreement will be a valid and binding agreement of each Issuer, enforceable against each Issuer in accordance with its terms except as (a) the enforceability thereof may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally or (ii) equitable principles of general applicability, and (b) the enforceability of the indemnification and contribution provisions thereof may be limited by federal and state laws governing the enforcement of such provisions. On the Closing Date, the Warrant Shares Registration Rights Agreement will conform as to legal matters to the description thereof in the Offering Circular.

            (n) No Violations or Defaults. Neither CR US nor any of its subsidiaries is in violation of its respective charter or by-laws or other organizational document or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which CR US or any of its subsidiaries is a party or by which CR US or any of its subsidiaries or their respective property is bound, except to the extent that any violations, taken singly or in the aggregate, would not result in a Material Adverse Effect.

            (o) No Conflicts. The execution, delivery and performance of this Agreement and the other Operative Documents by each Issuer, compliance by each Issuer with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, (a) the charter or by-laws of CR US or any of its subsidiaries or (b) any indenture, loan agreement, mortgage, lease or other agreement to which CR US or any of its subsidiaries is a party or by which CR US or any of its subsidiaries or their respective property is bound (except to the extent any conflict, breach or default under this clause (ii)(b) would not, singly or in the aggregate, result in a Material Adverse Effect), (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over CR US, any of its subsidiaries or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien (other than any Liens which, singly or in the aggregate, would not result in a Material Adverse Effect) under, any agreement or instrument to which CR US or any of its subsidiaries is a party or by which CR US or any of its subsidiaries or their respective property is bound, or (v) result in the termination, suspension or revocation of any Authorization (as defined below) of CR US or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization.

            (p) No Legal or Governmental Proceedings. There are no legal or governmental proceedings pending or threatened to which CR US or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect.

            (q) Compliance with Laws. Neither CR US nor any of its subsidiaries has violated or is in violation of any, federal, state, local or Mexican or other foreign law, ordinance, or administrative or governmental rule including
(i) any federal, state, local or Mexican or other foreign law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (or any provision of any similar Mexican law), or the rules and regulations promulgated thereunder or (iii) any provision of the Mexican Securities Market Law (Ley del Mercado de Valores) or any rule or regulation promulgated thereunder, except, in each case, for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

            (r) No Environmental Liabilities. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

            (s) Authorizations. Each of CR US and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of CR US and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to CR US or any of its subsidiaries; except, in each case, where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

            (t) Purchase Transactions. All requisite consents, approvals, authorizations, registrations or qualifications of any Mexican governmental agency or authority to the consummation of the Purchase Transactions ( as defined in the Offering Circular) were obtained prior to such consummation (other than any consents, approvals, authorizations, registrations or qualifications which, if not obtained, would not have a Material Adverse Effect.).

            (u) Certification by Independent Accountants. The accountants, Ernst & Young LLP, that have certified the financial statements and supporting schedules included in the Preliminary Offering Circular and the Offering Circular are independent public accountants with respect to each Issuer, as would be required by the Act and the Exchange Act. Except as disclosed in the comfort letter contemplated by Section 9(j), the historical financial statements, together with related schedules and notes, set forth in the Preliminary Offering Circular and the Offering Circular comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act.

            (v) Historical Financial Statements. The historical financial statements, together with related schedules and notes forming part of the Preliminary Offering Circular and the Offering Circular (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Issuers on the basis stated in the Preliminary Offering Circular and the Offering Circular at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and, except as disclosed therein, the other financial and statistical information and data set forth in the Preliminary Offering Circular and the Offering Circular (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Issuers.

            (w) Pro Forma Financial Statements. The pro forma financial statements included in the Preliminary Offering Circular and the Offering Circular have been prepared on a basis consistent with the historical financial statements of CR US and its subsidiaries and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Preliminary Offering Circular and the Offering Circular; and such pro forma financial statements comply as to form in all material respects with the requirements applicable to pro forma financial statements included in registration statements on Form S-1 under the Act. The other pro forma financial and statistical information and data included in the Preliminary Offering Circular and the Offering Circular are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements.

            (x) Good and Marketable Title. CR US and its subsidiaries have good and marketable title in fee simple to all real property (except for real property currently held by Bancomer, S.A. as trustee for the benefit of the Operating Subsidiaries pursuant to the Trust Agreements) and good and marketable title to all personal property owned by them which is material to the business of CR US and its subsidiaries, in each case free and clear of all Liens and defects, except such as are described in the Offering Circular or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by CR US and its subsidiaries; and any real property and buildings held under lease by CR US and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by CR US and its subsidiaries, in each case except as described in the Offering Circular.

            (y) Payment of Indebtedness. All indebtedness of CR US and/or its subsidiaries that will be repaid with the proceeds of the issuance and sale of the Units was incurred, and the indebtedness represented by the Notes is being incurred, for proper purposes and in good faith. Each of CR US and each of its subsidiaries was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Units, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Units) solvent, and had at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Units and will have on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Units) sufficient capital for carrying on their respective business and were, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Units, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Units), able to pay their respective debts as they mature.

            (z) Issuance and Sale is Permitted. No action has been taken and no law, statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the execution, delivery and performance of any of the Operative Documents or the issuance of the Securities, or suspends the sale of the Securities in any jurisdiction referred to in
Section 5(e); and no injunction, restraining order or other order or relief of any nature by a foreign, federal or state court or other tribunal of competent jurisdiction has been issued with respect to CR US or any of its subsidiaries which would prevent or suspend the issuance or sale of the Securities in any jurisdiction referred to in Section 5(e).

            (aa) Intellectual Property Rights. Each of CR US and each of its subsidiaries has sufficient trademarks, trade names, patent rights, copyrights, licenses or other similar rights and proprietary knowledge (collectively, "Intangibles"), approvals and governmental authorizations to conduct its businesses as now conducted or as described in the

Offering Circular; the expiration of any Intangibles, approvals or governmental authorizations will not result in a Material Adverse Effect; and the Issuers have no knowledge of any material infringement by them or any of CR US's subsidiaries of any Intangibles, and there is no claim being made against CR US or any of its subsidiaries regarding any Intangible or other infringement which could result in a Material Adverse Effect.

            (bb) Tax Law Compliance. CR US and each of its subsidiaries have filed all necessary federal, state, local and Mexican and other foreign income and franchise tax returns and have paid all taxes shown as due thereon; all federal, state, local and Mexican and other foreign taxes payable in connection with the consummation of the Purchase Transactions have been paid; and the Issuers have no knowledge of any tax deficiency which has been or might be asserted or threatened against CR US or its subsidiaries, in each case except as would not, individually or in the aggregate, result in a Material Adverse Effect.

            (cc) Insurance. CR US and its subsidiaries have and will maintain liability, property and casualty insurance (insured by insurers of recognized financial responsibility) in favor of CR US and its subsidiaries, with respect to each of the Regina Resorts (as defined in the Offering Circular) and the other properties owned or leased by them in an amount and on such terms as is reasonable and customary for businesses of the type proposed to be conducted by CR US and its subsidiaries, including, among other things, insurance against business interruption, theft, damage, destruction and acts of vandalism. Neither CR US nor any of its subsidiaries has received from any insurance company notice of any material defects or deficiencies affecting the insurability of any such resort. Title insurance in favor of CR US and its subsidiaries is in force with respect to each of the Regina Resorts (except for the Cancun Regina Resort) in an amount as would be reasonably acceptable to a prudent company in a similar line of business.

            (dd) Certain Losses. Subsequent to the respective dates as of which information is given in the Offering Circular, neither CR US nor any of its subsidiaries has sustained any loss or interference with its respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, that would result in a Material Adverse Effect.

            (ee) CR US's Accounting System. CR US and each of its subsidiaries maintain and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to financial and corporate books and records is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (ff) Compliance with Vacation Ownership Laws. Each of CR US and each of its subsidiaries are in compliance with all federal, state, local and foreign laws and regulations applicable to such entity regarding the marketing, offers to sell and sales of vacation intervals in each jurisdiction (domestic or foreign) in which CR US or any of its subsidiaries is doing business, including, but not limited to, the Federal Trade Commission Act, Regulation Z (the truth-in-lending act), Equity Opportunity Credit Act and Regulation B, Interstate Land Sales Full Disclosure Act, Telephone Consumer Protection Act, Telemarketing and Consumer Fraud and Abuse Prevention Act, Fair Housing Act and Civil Rights Acts of 1964 and 1968 and all corresponding foreign laws (including without limitation, the Mexican Federal Consumer Protection Law (Ley Federal de Proteccion al Consumidor)), in each case as applicable to CR US or any of its subsidiaries and in each case except as would not result in a Material Adverse Effect. Each of CR US and each of its subsidiaries has filed all required documents and supporting information in compliance with federal, state, local and foreign laws and regulations and each of CR US and each of its subsidiaries is in compliance with all licensure, anti-fraud, telemarketing, price, gift and sweepstakes and labor laws to which it is or may become subject, in each case except as would not result in a Material Adverse Effect. CR US and each of its subsidiaries have all permits and licenses which are required to sell vacation intervals in each state and foreign jurisdiction where they conduct business, in each case except as would not result in a Material Adverse Effect.

            (gg) No Finder's Fees. Neither Issuer nor any of their Affiliates and Subsidiaries has incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as disclosed in the Offering Circular.

            (hh) No First Refusals to Purchase Resorts. Except as set forth in the Offering Circular, no person has an option or right of first refusal to purchase all or part of any of the Regina Resorts or the Cozumel Property or any interest therein. Except as set forth in the Offering Circular, each of the Regina Resorts complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes and laws relating to handicapped access), except for such non-compliance as will not result in a Material Adverse Effect. Neither Issuer has knowledge of any pending or threatened condemnation proceedings, zoning changes, or other proceedings or actions that will in any manner affect the size of, number of vacation intervals planned for, the use of any improvements on, or access to, the Regina Resorts or the Cozumel Property.

            (ii) Company's Relationship with Starwood. Except as disclosed in the Offering Circular, to the knowledge of the Issuers, no material dispute exists or is imminent between either Issuer or Starwood.

            (jj) Condition and Sufficiency of Assets. Except for such assets as are not material singly or in the aggregate to the business of CR US and its subsidiaries, the buildings, structures, equipment and other tangible assets of CR US and its subsidiaries are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and CR US and its subsidiaries have available to them sufficient utilities to conduct their business as currently conducted.

            (kk) The Trust Agreements. Each of the three trust agreements dated August 18, 1997, entered into among Bancomer, as trustee, CR Resorts Remainder Company, S. de R. L. de C. V. (the "Remainder Company"), and each of (i) CR Resorts Cancun, S. de R. L. de C. V. (the "Cancun Operating Subsidiary") in connection with the Cancun Regina Resort, (ii) CR Resorts Los Cabos, S. de R. L. de C. V. (the "Los Cabos Operating Subsidiary") in connection with the Los Cabos Regina Resort, and (iii) CR Resorts Puerto Vallarta, S. de R. L. de C. V. in connection with the Puerto Vallarta Regina Resort (collectively, the "Trust Agreements"), has been duly executed and delivered and is in the process of registration with the Public Registry of Property of Cancun, Quintana Roo, Mexico (in the case of the Cancun Resort), Los Cabos, Baja California Sur (in the case of the Los Cabos Regina) and Puerto Vallarta, Jalisco, Mexico (in the case of the Puerto Vallarta Regina Resort), and each Trust Agreement is legal, valid, binding and enforceable in accordance with its terms. Bancomer, acting in its capacity as trustee under each of the Trust Agreements, owns good, valid, exclusive and marketable title to the Regina Resorts for the benefit of the Los Cabos Operating Subsidiary (in the case of the Los Cabos Regina Resort), the Cancun Operating Subsidiary (in the case of the Cancun Regina Resort) and the Puerto Vallarta Operating Subsidiary (in the case of the Puerto Vallarta Regina Resort), in each case free and clear of any Liens. Each of the Los Cabos Operating Subsidiary, the Cancun Operating Subsidiary and the Puerto Vallarta Operating Subsidiary is a beneficiary (fideicomisario) under one of the Trust Agreements, and has the right to use and exploit, without limitation or restriction of any kind, the Los Cabos Regina Resort (in the case of the Los Cabos Operating Subsidiary), the Cancun Regina Resort (in the case of the Cancun Operating Subsidiary) and the Puerto Vallarta Regina Resort (in the case of the Puerto Vallarta Operating Subsidiary), in each case until August 18, 2027. The beneficial rights of each of the Los Cabos Operating Subsidiary, the Cancun Operating Subsidiary and the Puerto Vallarta Operating Subsidiary are, in each case, free and clear of any Liens.

            (ll) Operating Agreements. The Letter Agreement among CR US and Starwood dated August 18, 1997, pursuant to which CR US and Starwood approved the form of, and upon translation into Spanish have agreed to enter into, an Operating Agreement (each an "Operating Agreement") for each of the Combined Resorts (as defined in the Offering Circular), is legal, valid, binding and enforceable against each of CR US and Starwood in accordance with its terms. Upon (i) execution and delivery of an Operating Agreement, in the presence of, and certified by a Mexican notary public, between (A) the Los Cabos Operating Subsidiary and Starwood Los Cabos, S. de R. L. de C. V., (B) the Cancun Operating Subsidiary and Starwood Cancun, S. de R. L. de C. V., and (C) the Puerto Vallarta Operating Subsidiary and Starwood Puerto Vallarta, S. de R. L. de C. V.; and (ii) the due registration of each Operating Agreement in the relevant Public Registry of Property, the Operating Agreements will be legal, valid, binding and enforceable against applicable subsidiaries of each of CR US and Starwood in accordance with their terms, and will be binding on any future owners of any Westin Resort (as defined in the Offering Circular).

            (mm) Bancomer Agreements. Assuming that the agreements listed on Schedule B hereto (the "Bancomer Agreements") have been duly authorized by all necessary corporate action on the part of Bancomer and that the Bancomer Agreements have been duly executed and delivered by Bancomer, the obligations of Bancomer contained in the Bancomer

Agreements are the legal, valid and binding obligations of Bancomer, enforceable by CR US against Bancomer in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or providing relief to or affecting creditors' rights and to general equitable principles (whether considered in a proceeding in equity or at law).

            (nn) Descriptions in the Offering Circular. The Indenture, the Series A Notes, the Series B Notes, the Notes Registration Rights Agreement, the Warrant Agreement, the Warrants and the Warrant Shares Registration Rights Agreement will conform in all material respects to the descriptions thereof in the Offering Circular.

            (oo) No Investment Company. Neither Issuer is and, after giving effect to the offering and sale of the Series A Notes and the application of the net proceeds thereof as described in the Offering Circular, will be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

            (pp) No Agreement for Filing a Registration Statement. Except as disclosed in the Offering Circular, there are no contracts, agreements or understandings between either Issuer and any person granting such person the right to require either Issuer to file a registration statement under the Act with respect to any securities of either Issuer or to require either Issuer to include such securities with the Notes or Warrant Shares registered pursuant to any Registration Statement or Warrant Shares Shelf Registration Statement.

            (qq) Compliance with Federal Reserve System Regulations. Neither CR US nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Series A Notes to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R.
Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

            (rr) No Change in Rating. No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed either Issuer that it is considering imposing) any condition (financial or otherwise) on either Issuer's retaining any rating assigned to either Issuer or any securities of either Issuer or (ii) has indicated to either Issuer that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of either Issuer or any securities of either Issuer.

            (ss) No Material Adverse Change. Since the respective dates as of which information is given in the Offering Circular other than as set forth in the Offering Circular (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of CR US and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of CR US or any of its subsidiaries and (iii) neither CR US nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

            (tt) Compliance with Rule 144A. Each of the Preliminary Offering Circular and the Offering Circular, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

            (uu) No Listing on Exchanges. When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Act) as any security of either Issuer that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

            (vv) No Solicitation or Advertising. No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by either Issuer or any of their representatives (other than the Initial Purchaser, as to whom the Issuers make no representation) in connection with the offer and sale of the Securities contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as any of the Securities have been issued and sold by either Issuer within the six-month period immediately prior to the date hereof.

            (ww) No Requirement for Qualification under TIA. Prior to the effectiveness of any Registration Statement, the Indenture is not required to be qualified under the TIA.

            (xx) Regulation S. Neither CR US, CR Mexico nor any of their respective affiliates or any person acting on its or their behalf (other than the Initial Purchaser, as to whom the Issuers make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act ("Regulation S") with respect to the Series A Notes.

            (yy) No Registration Requirement. No registration under the Act of any of the Securities is required for the sale of the Units to the Initial Purchaser as contemplated hereby or for the Exempt Resales assuming the accuracy of the Initial Purchaser's representations and warranties and agreements set forth in Section 7 hereof.

            (zz) Officers' Certificates. Each certificate signed by any officer of either Issuer and delivered to the Initial Purchaser or counsel for the Initial Purchaser shall be deemed to be a representation and warranty by the Issuers to the Initial Purchaser as to the matters covered thereby.

            (aaa) Usury. Neither Issuer may successfully avail itself, by way of defense or otherwise, of any provisions of Mexican constitutional, federal, state or local law (or any rule or regulation thereunder) or of any Nevada, New York or Texas constitutional or state law (or any rule or regulation promulgated thereunder) relating to usury (or similar laws, rules or regulations) to avoid or defeat its payment obligations pursuant to and in accordance with the terms of the Notes and the Indenture.

         The Issuers acknowledge that the Initial Purchaser and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 9 hereof, counsel to the Issuers and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

         7. INITIAL PURCHASER'S REPRESENTATIONS AND WARRANTIES. The Initial Purchaser represents and warrants to, and agrees with, the Issuers:

            (a) Qualifications of the Initial Purchaser. The Initial Purchaser is either a QIB or an Accredited Institution, in either case, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Units.

            (b) Compliance with the Act. The Initial Purchaser (A) is not acquiring the Units with a view to any distribution thereof or with any present intention of offering or selling any of the Units in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Units only to (y) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A, and (z) Accredited Institutions that execute and deliver a letter containing certain representations and agreements in the form attached as Annex A to the Offering Circular.

            (c) No Solicitation or Advertising. The Initial Purchaser agrees that no form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by the Initial Purchaser or any of its representatives in connection with the offer and sale of the Units pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

            (d) Eligible Purchasers. The Initial Purchaser agrees that, in connection with Exempt Resales, the Initial Purchaser will solicit offers to buy the Units only from, and will offer to sell the Units only to, Eligible Purchasers. The Initial Purchaser further agrees that it will offer to sell the Units only to, and will solicit offers to buy the Units only from (A) Eligible Purchasers that the Initial Purchaser reasonably believes are QIBs and (B) Accredited Institutions who make the representations contained in, and execute and return to the Initial Purchaser, a certificate in the form of Annex A attached to the Offering Circular, in each case, that agree that (x) the Units purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Units, only (I) to CR US or any of its subsidiaries, (II) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act, (III) in a transaction meeting the requirements of Rule 144 under the Act, (IV) to an Accredited Institution that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the registration of transfer of such Securities (the form of which is substantially the same as Annex A to the Offering Circular) and, if such transfer is in respect of an aggregate principal amount of Securities less than $250,000, an opinion of counsel acceptable to the Issuers that such transfer is in compliance with the Act, (V) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to the Issuers) or (VI) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (y) they will deliver to each person to whom such Securities or an interest therein are transferred a notice substantially to the effect of the foregoing.

            (e) Compliance with the Laws of the United Kingdom. The Initial Purchaser further represents and agrees that (1) it has not offered or sold and will not offer or sell any Securities to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Units, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

            (f) Sales Outside the United States. The Initial Purchaser agrees that it will not offer, sell or deliver any of the Units in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Units in such jurisdictions. The Initial Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.

         The Initial Purchaser acknowledges that the Issuers and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 9 hereof, counsel to the Issuers and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and the Initial Purchaser hereby consents to such reliance.

         8. INDEMNIFICATION.

            (a) The Issuers, jointly and severally, agree to indemnify and hold harmless the Initial Purchaser, its directors, its officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any reasonable legal or other actual expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) (collectively, "Losses") caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular, the Offering Circular (or any amendment or supplement thereto), or any Rule 144A Information provided by either Issuer to any holder or prospective purchaser of the Notes pursuant to Section 5(h) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon the Initial Purchaser Information. Notwithstanding the foregoing, the Issuers shall not be liable in any such case to the extent that any such Loss arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular if (i) the Initial Purchaser failed to send or deliver a copy of the Offering Circular with or prior to the delivery of written confirmation of the sale of Securities to the person asserting such Loss or who purchased such Securities which are the subject thereof and (ii) the Offering Circular would have corrected such untrue statement or omission or alleged untrue statement or alleged omission; and the Issuers shall not be liable in any such case to the extent that any such Loss arises out of, or is based upon, an untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the Offering Circular, if such untrue statement or alleged untrue statement or omission or alleged omission is corrected in any amendment or supplement to the Offering Circular and if, having been furnished by or on behalf of the Issuers with copies of the Offering Circular as so amended or supplemented prior to the sale of Securities, the Initial Purchaser thereafter fails to deliver such Offering Circular as so amended or supplemented prior to or concurrently with the sale of the Securities.

            (b) The Initial Purchaser agrees to indemnify and hold harmless the Issuers, and their directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) either of the Issuers, to the same extent as the foregoing indemnity from the Issuers to the Initial Purchaser but only with reference to the Initial Purchaser Information.

            (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing, and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all reasonable fees and actual expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Initial Purchaser shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Initial Purchaser). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and actual expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Jefferies & Company, Inc., in the case of the parties indemnified pursuant to Section 8(a), and by the Issuers, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

            (d) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Initial Purchaser, on the other hand, from the offering of the Series A Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Issuers, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Series A Notes (before deducting expenses) received by the Issuers, and the total discounts and commissions received by the Initial Purchaser bear to the total price to investors of the Series A Notes, in each case as set forth in the table on the cover page of the Offering Circular. The relative fault of the Issuers, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers, on the one hand, or the Initial Purchaser, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Issuers and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other actual expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this
Section 8, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchasers exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         9. CONDITIONS OF INITIAL PURCHASER'S OBLIGATIONS. The obligations of the Initial Purchaser to purchase the Series A Notes under this Agreement are subject to the satisfaction of each of the following conditions:

            (a) Representations and Warranties. All the representations and warranties of the Issuers contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date. The Issuers shall have performed or complied with all of the agreements herein contained and required to be performed and complied with by it at or prior to the Closing Date.

            (b) No Stop Order. No stop order suspending the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or be pending, or, to the knowledge of the Issuers, be contemplated.

            (c) Governmental Action. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of any of the Securities; no action, suit or proceeding shall be pending or, to the knowledge of the Issuers, threatened against, CR US or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official that, if adversely determined, would have a Material Adverse Effect; and no stop order preventing the use of the Offering Circular, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act shall have been issued.

            (d) No Material Adverse Change. Since the respective dates as of which information is given in the Offering Circular other than as set forth in the Offering Circular (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of CR US and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of CR US or any of its subsidiaries and (iii) neither CR US nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(d)(i), 9(d)(ii) or 9(d)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Units on the terms and in the manner contemplated in the Offering Circular.

            (e) No Ratings Agency Change. On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of either Issuer or any securities of either Issuer (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of either Issuer or any securities of either Issuer by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to any of the Securities than that on which the Securities were marketed.

            (f) No Adverse Market Events. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:
(i) trading in securities generally on the New York Stock Exchange or The Nasdaq Stock Market's National Market or in the over-the-counter market shall have been suspended or materially limited, or minimum prices shall have been established on such exchange by the Commission, or by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the reasonable judgment of the Initial Purchaser, impracticable or inadvisable to proceed with the offering or delivery of the Series A Notes being delivered on the Closing Date on the terms and in the manner contemplated herein and in the Offering Circular.

            (g) Officers' Certificate. You shall have received on the Closing Date a certificate dated the Closing Date, signed by the President and the Chief Financial Officer of each Issuer, confirming the matters set forth in Sections 6(rr), 9(a), 9(b), 9(c) and 9(d) and stating that (i) each Issuer has complied with all the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied on or prior to the Closing Date and
(ii) the Issuers have the right to use, at any and all times, the real properties of the Regina Resorts held by the Trusts.

            (h) Opinions of Counsel for the Issuers. You shall have received on the Closing Date opinions (satisfactory to you and counsel for the Initial Purchaser), dated the Closing Date, of Akin, Gump, Strauss, Hauer & Feld, L.L.P., of Santamarina y Steta and of Ernst & Young LLP, each acting as counsel for the Issuers, in the forms attached hereto as Exhibits B, C and D, respectively. The opinions of Akin, Gump, Strauss, Hauer & Feld, L.L.P., of Santamarina y Steta and of Ernst & Young LLP shall be rendered to you at the request of the Issuers and shall so state therein.

            (i) Opinions of Counsel for the Initial Purchaser. The Initial Purchaser shall have received on the Closing Date opinions, dated the Closing Date, of Latham & Watkins and of Creel, Garcia-Cuellar y Muggenburg, each acting as counsel for the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser.

            (j) Comfort Letter of the Independent Accountants. The Initial Purchaser shall have received, at the time this Agreement is executed, letters dated the date hereof in form and substance satisfactory to the Initial Purchaser from Ernst & Young LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Initial Purchaser with respect to the financial statements and certain financial information contained in the Offering Circular.

            (k) Bring-Down Comfort Letter. On the Closing Date, the Initial Purchaser shall have received from Ernst & Young LLP, independent public accountants for the Issuers, a letter dated such date, in form and substance satisfactory to the Initial Purchaser, to the effect that (i) they confirm that they are independent public accountants under the guidelines of the American Institute of Certified Public Accountants and (ii) they reaffirm, as of the Closing Date, the statements made in the respective letters furnished by them pursuant to subsection (g) of this Section 9.

            (l) PORTAL Designation. The Securities shall have been approved by the NASD for trading and duly listed in PORTAL.

            (m) The Operative Documents. The Issuers, the Trustee and the Warrant Agent, as applicable, shall have entered into each of the Operative Documents, the Initial Purchaser shall have received counterparts, conformed as executed, of each Operative Document, and each Operative Document shall be in full force and effect.

            (n) Compliance with Agreements. Neither Issuer shall have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by either Issuer, as the case may be, at or prior to the Closing Date.

            (o) Trust Documents. On or before the Closing Date, (i) the Trust Agreements shall have been duly registered with the Public Registry of Property of Cancun, Quintana Roo, Mexico (in the case of the Cancun Regina Resort), Los Cabos, Baja California Sur, Mexico (in the case of the Los Cabos Regina Resort), and Puerto Vallarta, Jalisco, Mexico (in the case of the Puerto Vallarta Regina Resort); and (ii) each of the Operating Subsidiaries shall have entered into an agreement with Bancomer and the Remainder Company (the "Formalization Agreement"), in the presence of, and certified by a Mexican Notary Public, and in form and substance satisfactory to the Initial Purchaser, pursuant to which
(A) each Operating Subsidiary shall agree to the terms and conditions of the Trust Agreements, (B) Bancomer and the Remainder Company shall have consented to the participation of the Operating Subsidiaries as beneficiaries (fideicomisarios) under the Trust Agreements, and (C) the Formalization Agreement shall have been duly registered in the Public Registry of Property of Cancun, Quintana Roo, Mexico (in the case of the Cancun Regina Resort), Los Cabos, Baja California Sur, Mexico (in the case of the Los Cabos Regina Resort), and Puerto Vallarta, Jalisco, Mexico (in the case of the Puerto Vallarta Regina Resort).

            (p) CNBV Approval. On or before the Closing Date, the Mexican Banking and Securities Commission (Comision Nacional Bancaria y de Valores) shall have authorized the registration of the Securities, and the Securities shall have been duly registered, in the Special Section (Seccion Especial) of the Mexican National Registry of Securities and Intermediaries (Registro Nacional de Valores e Intermediarios), and the Issuers shall have obtained any other permits, authorizations or registrations that may be required for the issuance and sale of the Securities as contemplated herein.

            (q) Repayment of Bancomer Loan. CR Mexico shall have entered into an agreement with Bancomer, the Mexican subsidiaries of CR US, and Fianzas Monterrey Aetna, S.A., in the presence of, and certified by a Mexican Notary Public, and in form and substance satisfactory to the Initial Purchaser, pursuant to which, upon repayment in full of all outstanding indebtedness under the Bancomer Loan (as defined in the Offering Circular) (i) the Bancomer Loan shall terminate and obligations of CR Mexico shall be released, and (ii) all Liens securing the Bancomer Loan shall be released, and the Initial Purchaser shall have received assurances satisfactory to it that the Issuers will, contemporaneously with the Closing, repay in full the Bancomer Loan and receive all mortgage releases and other release documents (in each case originally executed and properly notarized and in form for registration) necessary to evidence the repayment in full of the Bancomer Loan and the release of all Liens thereunder.

            (r) Mirror Notes. One or more Operating Subsidiaries of CR US shall have issued a promissory note (or promissory notes) in the amount of $86.7 million in favor of CR Mexico in form and substance satisfactory to the Initial Purchaser.

            (s) Power of Attorney. CR Mexico shall have executed and delivered an irrevocable power of attorney in the presence of, and certified by a Mexican notary public, in the form of Exhibit E hereto, relating to the appointment of CR US as agent for service of process.

            (t) The Issuers shall have complied with their obligations in
Section 2(b) hereof.

            (u) Additional Documents. On or before the Closing Date, the Initial Purchaser and counsel for the Initial Purchaser shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

         10. EFFECTIVENESS OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

         This Agreement may be terminated at any time on or prior to the Closing Date by the Initial Purchaser by written notice to the Issuers if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchaser's judgment, is material and adverse and, in the Initial Purchaser's judgment, makes it impracticable to market the Units on the terms and in the manner contemplated in the Offering Circular, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Issuers on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of CR US and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

         11. MISCELLANEOUS. (a) Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Issuers, to Club Regina Resorts, Inc., 10000 Memorial Drive, Houston, Texas 77024, Attn: Secretary, and
(ii) if to the Initial Purchaser, Jefferies & Company, Inc., 11100 Santa Monica Boulevard, Los Angeles, California 90025, Attention: General Counsel, or in any case to such other address as the person to be notified may have requested in writing. For such purpose, CR Mexico hereby (and pursuant to the irrevocable power of attorney referred to in Section 9(s) hereof) designates and appoints CR US as its authorized agent upon which process may be served in any legal suit, action or proceeding relating to the validity, or seeking enforcement, of CR Mexico's obligations under the Operative Documents, and agrees that service of process upon CR Mexico in any such suit, action or proceeding and further designates the domicile of CR US specified above and any domicile CR US may have in the future as its domicile to receive service of process hereunder.

            (b) The respective indemnities, contribution agreements, representations, warranties and other statements of the Issuers and the Initial Purchaser set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Units, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser, the officers or directors of the Initial Purchaser, any person controlling the Initial Purchaser, either Issuer, the officers or directors of either Issuer, or any person controlling either Issuer, (ii) acceptance of the Units and payment for them hereunder and (iii) termination of this Agreement.

            (c) If for any reason the Units are not delivered by or on behalf of the Issuers as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Issuers agree to reimburse the Initial Purchaser for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Issuers shall be liable for all expenses which they have agreed to pay pursuant to Section 5(i) hereof. The Issuers also agree to reimburse the Initial Purchaser and its officers, directors and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation its rights under this Section 8).

            (d) Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon each Issuer, the Initial Purchaser, the Initial Purchaser's directors and officers, any controlling persons referred to herein, the directors


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

of each Issuer and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Notes from the Initial Purchaser merely because of such purchase.

            (e) THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PROVISIONS THEREOF.

            (f) This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

            (g) Each Issuer and, with respect to clause (i) below, the Initial Purchaser hereby irrevocably and unconditionally:

                (i) submits itself and its property to any legal action or proceeding relating to this Agreement and the other Operative Documents to which it is a party, or for recognition and enforcement of any judgment in respect of this Agreement or any other Operative Documents, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts for such state and federal courts;

                (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                (iii) agrees that service of process in any such action or proceeding may be effected by registered or certified mail (or any substantially similar form of mail), postage prepaid, to CR US at its address set below its signature to this Agreement or at such other address as CR US shall have notified the Initial Purchaser; provided that for any notice or service of process to be effective under Mexican law, such notice or service shall be deemed to have been given or made when delivered either (i) personally, return receipt requested or (ii) by certified mail, return receipt requested; and

                (iv) agrees that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.





                            (Signature page follows)




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


         Please confirm that the foregoing correctly sets forth the agreement among the Issuers and the Initial Purchaser.

                                        Very truly yours,

                                        CLUB REGINA RESORTS, INC.



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        CR RESORTS CAPITAL, S. de R. L. de C. V.



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

Agreed and accepted by as of November 26, 1997:

JEFFERIES & COMPANY, INC.



By:
   --------------------------------
   Name:
   Title:





                                       32